                                                                                                     EXHIBIT 99.1

                                                                                                     NEWS RELEASE

FOR IMMEDIATE RELEASE:	FOR MORE INFORMATION CONTACT:
April 30, 2009	Tony Davis 318.388.9525 tony.davis@centurytel.com

CenturyTel Reports First Quarter Earnings

MONROE, La… CenturyTel, Inc. (NYSE: CTL) announces operating results for first quarter 2009.

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Operating revenues, excluding nonrecurring items, decreased 2.0% to $635.4 million from $648.6 million in first quarter 2008. Reported under GAAP (generally accepted accounting principles), operating revenues for first quarter 2009 were $636.4 million.

w	Operating cash flow (as defined in the attached financial schedules), excluding nonrecurring items, was $305.5 million in first quarter 2009 compared to $319.2 million in first quarter 2008.

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Net income attributable to CenturyTel, excluding nonrecurring items, for first quarter 2009 was $81.9 million versus $86.2 million in first quarter 2008. Reported under
GAAP, net income attributable to CenturyTel was $67.2 million in first quarter 2009 and $88.8 million in first quarter 2008.

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Diluted earnings per share, excluding nonrecurring items, increased 2.5% to $.82 in first quarter 2009 from $.80 in first quarter 2008.  Reported under GAAP, diluted earnings per share was $.67 in first quarter 2009 and $.82 in first quarter 2008.

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Free cash flow (as defined in the attached financial schedules), excluding nonrecurring items and $6.4 million of capital expenditures related to the EMBARQ integration, was
 $170.4 million in first quarter 2009 compared to $167.1 million in first quarter 2008.

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High-speed Internet customers increased by more than 24,000 in first quarter 2009, resulting in more than 665,000 high-speed Internet customers in service at the end of the quarter, or nearly 34% of total access lines.

First Quarter Highlights (Excluding nonrecurring items reflected in the attached financial schedules) (In thousands, except per share amounts and subscriber data)	Quarter Ended 3/31/09			Quarter Ended 3/31/08		% Change
Operating Revenues Operating Cash Flow (1) Net Income Attributable to CenturyTel Diluted Earnings Per Share Average Diluted Shares Outstanding Capital Expenditures	$ $ $ $ $	635,357 305,521 81,898 .82 99,144 45,496	(2)	$ $ $ $ $	648,614 319,177 86,171 .80 106,675 54,739	(2.0) (4.3) (5.0) 2.5 (7.1) (16.9)	% % % % % %
Access Lines High-Speed Internet Customers		1,967,000 665,000			2,108,000 586,000	(6.7) 13.5	% %

(1)	Operating Cash Flow is a non-GAAP financial measure. A reconciliation of this item to comparable GAAP measures is included in the attached financial schedules.
(2)	Includes $6.4 million of capital expenditures related to the integration of EMBARQ.

        “CenturyTel achieved solid operating results and generated free cash flow of $170 million during the first quarter,” Glen F. Post, III, chairman and chief executive officer, said. “Broadband demand was strong as we added 24,000 high-speed Internet customers during the quarter, an 81% improvement over fourth quarter 2008.”

Operating revenues, excluding nonrecurring items, decreased 2.0% to $635.4 million in first quarter 2009 from $648.6 million in first quarter 2008. Revenue increases during the quarter of approximately $23 million resulted primarily from growth in high-speed Internet customers and growth in fiber transport revenues. These increases were more than offset by revenue declines of approximately $36 million, primarily attributable to access line declines and lower access revenues.

Operating expenses, excluding nonrecurring items, decreased 1.7% to $457.4 million in first quarter 2009 from $465.1 million in first quarter 2008 primarily due to lower depreciation expense associated with fully depreciated assets which was partially offset by increased expenses due to growth in high-speed Internet customers, higher bad debt expense and higher personnel-related costs.

Operating cash flow, excluding nonrecurring items, decreased 4.3% to $305.5 million in first quarter 2009 from $319.2 million in first quarter 2008. CenturyTel achieved an operating cash flow margin of 48.1% during the quarter.

“We have made solid progress toward completing the EMBARQ merger as both companies’ shareholders overwhelmingly approved the merger in late January and to date, we have received approval from 10 of the 15 states which require formal approval,” said Post. “We continue to expect to receive all necessary state and federal regulatory approvals and to complete the merger during the second quarter. This strategic combination of CenturyTel and EMBARQ creates a larger and financially stronger company, and I am confident we will be well positioned to drive long-term shareholder value and deliver the reliable, high-quality communications services our customers and communities want and need.”

Net income attributable to CenturyTel, excluding nonrecurring items, decreased 5.0% to $81.9 million in first quarter 2009 from $86.2 million in first quarter 2008. Diluted earnings per share, excluding nonrecurring items, increased 2.5% to $.82 in first quarter 2009 from $.80 in first quarter 2008. First quarter 2009 diluted earnings per share was favorably impacted by the 7.1% fewer average diluted shares outstanding due to share repurchases during the twelve months ended March 31, 2009.

Under generally accepted accounting principles (GAAP), the Company reported net income attributable to CenturyTel of $67.2 million and diluted earnings per share of $.67 in first quarter 2009 compared to $88.8 million and $.82, respectively, in first quarter 2008. Net income and diluted earnings per share in first quarter 2009 include an aggregate after-tax charge of $10.9 million associated with the discontinuance of our supplemental executive retirement plan; a $5.0 million after-tax cost associated with our October 2008 bridge credit facility related to the EMBARQ acquisition; and a $4.7 million after-tax charge related to integration costs associated with our pending acquisition of EMBARQ.  Such factors were partially offset by a $5.8 million tax benefit associated with the reduction of a deferred tax asset valuation allowance.

 New accounting pronouncements effective first quarter 2009. First quarter 2009 results include the effects of two new accounting pronouncements, SFAS 160 and FSP EITF 03-6-1.  SFAS 160 requires that noncontrolling interests be recognized as equity on the balance sheet and net income attributable to noncontrolling interests be included in consolidated net income.  FSP EITF 03-6-1 requires that outstanding non-vested restricted stock be considered a participating security and therefore included in the earnings allocation in computing earnings per share under the two-class method.  Both pronouncements require prior periods to be recast using the current applicable guidance; therefore, our first quarter 2008 results of operations included in this press release reflect the retroactive application of these new accounting pronouncements.

For second quarter 2009, CenturyTel expects total revenues of $628 to $638 million and diluted earnings per share of $.77 to $.81. The seasonal impact of outside plant maintenance activities, along with annual wage adjustments effective in the second quarter, will result in higher cash expenses compared to the first quarter of 2009.

These outlook figures, along with previously announced guidance for full year 2009, exclude the effects of nonrecurring items, the pending EMBARQ acquisition and any changes in operating or capital plans related thereto, the pending conversion to price cap regulation recently approved by the Federal Communications Commission, and any future mergers, acquisitions, divestitures or other similar business transactions.

We expect to update our outlook after completing the EMBARQ acquisition. We currently expect to close the transaction during second quarter 2009, subject to the receipt of regulatory approvals and satisfaction of other conditions.

Reconciliation to GAAP. This release includes certain non-GAAP financial measures, including but not limited to operating cash flow, free cash flow and adjustments to GAAP measures to exclude the effect of nonrecurring items. In addition to providing key metrics for management to evaluate the Company’s performance, we believe these measurements assist readers in their understanding of period-to-period operating performance and in identifying historical and prospective trends. Reconciliations of non-GAAP financial measures to the most comparable GAAP measures are included in the attached financial schedules. Reconciliation of additional non-GAAP financial measures that may be discussed during the earnings call described below will be available on the Company’s Web site at www.centurytel.com. Investors are urged to consider these non-GAAP measures in addition to, and not in substitution for, measures prepared in accordance with GAAP.

Investor Call. As previously announced, CenturyTel’s management will host a conference call at 10:30 a.m. Central Time today. Interested parties can access the call by dialing 866.206.6509. The call will be accessible for replay through May 6, 2009, by calling 888.266.2081 and entering the conference ID number 1346640. Investors can also listen to CenturyTel’s earnings conference call and replay by accessing the Investor Relations portion of the Company’s Web site at www.centurytel.com through May 20, 2009.

Certain non-historical statements made in this release and future oral or written statements or press releases by us or our management, in each case as they relate to CenturyTel or EMBARQ, the operations of either such company or our pending merger with EMBARQ, are intended to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond our control.  Actual results or performance by CenturyTel or EMBARQ, and issues relating to our pending merger with EMBARQ, may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect.  Factors that could impact actual results of CenturyTel or EMBARQ, the combined company or the pending merger include but are not limited to:  the timing, success and overall effects of competition from a wide variety of competitive providers; the risks inherent in rapid technological change; the effects of ongoing changes in the regulation of the communications industry (including the Federal Communication Commission’s proposed rules regarding inter-carrier compensation and the Universal Service Fund described in our recent SEC reports); our ability to effectively adjust to changes in the communications industry; our ability to successfully complete our pending merger with EMBARQ, including timely receiving all regulatory approvals; the possibility that the anticipated benefits from the merger cannot be fully realized in a timely manner or at all, or that integrating EMBARQ’s operations into ours will be more difficult, disruptive or costly than anticipated; our ability to effectively manage our expansion opportunities, including successfully integrating newly-acquired or newly-developed businesses into our operations and retaining and  hiring key personnel; possible changes in the demand for, or pricing of, our products and services; our ability to successfully introduce new product or service offerings on a timely and cost-effective basis; our continued access to credit markets on favorable terms; our ability to collect our receivables from financially troubled communications companies; our ability to pay a $2.80 per common share dividend annually, which may be affected by changes in our cash requirements, capital spending plans, cash flows or financial position; our ability to successfully negotiate collective bargaining agreements on reasonable terms without work stoppages; the effects of adverse weather; other risks referenced from time to time in this prospectus or other of our filings with the SEC; and the effects of more general factors such as changes in interest rates, in tax rates, in accounting policies or practices, in operating, medical or administrative costs, in general market, labor or economic conditions, or in legislation, regulation or public policy. These and other uncertainties related to the business and our plans are described in greater detail in Item 1A to our Form 10-K for the year ended December 31, 2008, as updated and supplemented by our subsequent SEC reports.  You should be aware that new factors may emerge from time to time and it is not possible for us to identify all such factors nor can we predict the impact of each such factor on the business or the extent to which any one or more factors may cause actual results to differ from those reflected in any forward-looking statements.  You are further cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to update any of our forward-looking statements for any reason, whether as a result of new information, future events or otherwise.

       CenturyTel (NYSE:CTL) is a leading provider of communications, high-speed Internet and entertainment services in small-to-mid-size cities through our broadband and fiber transport networks. Included in the S&P 500 Index, CenturyTel delivers advanced communications with a personal touch to customers in 25 states. Visit us at www.centurytel.com.

CenturyTel, Inc.
CONSOLIDATED STATEMENTS OF INCOME
THREE MONTHS ENDED MARCH 31, 2009 AND 2008
(UNAUDITED)

	Three months ended March 31, 2009				Three months ended March 31, 2008
				As adjusted				As adjusted		Increase
		Less		excluding		Less		excluding		(decrease)
		non-		non-		non-		non-	Increase	excluding
	As	recurring		recurring	As	recurring		recurring	(decrease)	nonrecurring
In thousands, except per share amounts	reported	items		items	reported	items		items	as reported	items

OPERATING REVENUES
Voice	$209,918			209,918	220,480			220,480	(4.8%)	(4.8%)
Network access	192,844	1,028	(1)	191,816	208,698			208,698	(7.6%)	(8.1%)
Data	139,937			139,937	126,772			126,772	10.4%	10.4%
Fiber transport and CLEC	41,498			41,498	39,633			39,633	4.7%	4.7%
Other	52,188			52,188	53,031			53,031	(1.6%)	(1.6%)
	636,385	1,028		635,357	648,614	-		648,614	(1.9%)	(2.0%)

OPERATING EXPENSES
Cost of services and products	234,631			234,631	237,812			237,812	(1.3%)	(1.3%)
Selling, general and administrative	109,845	14,640	(2)	95,205	91,625			91,625	19.9%	3.9%
Depreciation and amortization	127,572			127,572	135,684			135,684	(6.0%)	(6.0%)
	472,048	14,640		457,408	465,121	-		465,121	1.5%	(1.7%)

OPERATING INCOME	164,337	(13,612)		177,949	183,493	-		183,493	(10.4%)	(3.0%)

OTHER INCOME (EXPENSE)
Interest expense	(52,032)			(52,032)	(50,122)			(50,122)	3.8%	3.8%
Other income (expense)	(1,818)	(8,000)	(3)	6,182	8,663	4,136	(5)	4,527	(121.0%)	36.6%
Income tax expense	(43,107)	6,868	(4)	(49,975)	(53,028)	(1,547)	(6)	(51,481)	(18.7%)	(2.9%)

NET INCOME	67,380	(14,744)		82,124	89,006	2,589		86,417	(24.3%)	(5.0%)
Less: Net income attributable to noncontrolling interests	(226)			(226)	(246)			(246)	(8.1%)	(8.1%)
NET INCOME ATTRIBUTABLE TO CENTURYTEL, INC.	$67,154	(14,744)		81,898	88,760	2,589		86,171	(24.3%)	(5.0%)

BASIC EARNINGS PER SHARE	$0.67	(0.15)		0.82	0.83	0.02		0.80	(19.3%)	2.5%
DILUTED EARNINGS PER SHARE	$0.67	(0.15)		0.82	0.82	0.02		0.80	(18.3%)	2.5%

AVERAGE SHARES OUTSTANDING
Basic	99,126			99,126	106,142			106,142	(6.6%)	(6.6%)
Diluted	99,144			99,144	106,675			106,675	(7.1%)	(7.1%)

DIVIDENDS PER COMMON SHARE	$0.7000			0.7000	0.0675			0.0675	937.0%	937.0%

NONRECURRING ITEMS
(1) - Revenue impact of settlement loss related to Supplemental Executive Retirement Plan.
(2) - Includes settlement loss related to Supplemental Executive Retirement Plan ($7.7 million) and integration costs associated with pending acquisition of EMBARQ ($6.9 million).
(3) - Costs associated with our October 2008 $800 million bridge credit facility related to the EMBARQ acquisition.
    (4) - Includes $5.8 million income tax benefit caused by a reduction to our deferred tax asset valuation allowance and $7.8 million income tax benefit related to items (1)
            through (3); net of $6.7 million income tax expense due to the nondeductible portion of settlement payments related to the Supplemental Executive Retirement Plan.

(5) - Gain on the sale of a nonoperating investment.
(6) - Tax effect of item (5).

CenturyTel, Inc.
CONSOLIDATED BALANCE SHEETS
MARCH 31, 2009 AND DECEMBER 31, 2008
(UNAUDITED)

	March 31,	December 31,
	2009	2008
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$61,230	243,327
Other current assets	259,400	312,080
Total current assets	320,630	555,407

NET PROPERTY, PLANT AND EQUIPMENT
Property, plant and equipment	8,900,683	8,868,451
Accumulated depreciation	(6,079,113)	(5,972,559)
Net property, plant and equipment	2,821,570	2,895,892

GOODWILL AND OTHER ASSETS
Goodwill	4,015,674	4,015,674
Other	775,939	787,222
Total goodwill and other assets	4,791,613	4,802,896

TOTAL ASSETS	$7,933,813	8,254,195

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$20,148	20,407
Other current liabilities	394,714	437,983
Total current liabilities	414,862	458,390

LONG-TERM DEBT	3,002,402	3,294,119
DEFERRED CREDITS AND OTHER LIABILITIES	1,341,340	1,333,878
STOCKHOLDERS' EQUITY	3,175,209	3,167,808

TOTAL LIABILITIES AND EQUITY	$7,933,813	8,254,195

CenturyTel, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(UNAUDITED)

	Three months ended March 31, 2009					Three months ended March 31, 2008
				As adjusted					As adjusted
		Less		excluding			Less		excluding
		non-		non-			non-		non-
In thousands	As	recurring		recurring		As	recurring		recurring
	reported	items		items		reported	items		items
Operating cash flow and cash flow margin
Operating income	$164,337	(13,612)	(1)	177,949		183,493	-		183,493
Add: Depreciation and amortization	127,572	-		127,572		135,684	-		135,684
Operating cash flow	$291,909	(13,612)		305,521		319,177	-		319,177

Revenues	$636,385	1,028	(2)	635,357		648,614	-		648,614

Operating income margin (operating income divided by revenues)	25.8%			28.0%		28.3%			28.3%

Operating cash flow margin (operating cash flow divided by revenues)	45.9%			48.1%		49.2%			49.2%

Free cash flow (prior to debt service requirements and dividends)
Net income attributable to CenturyTel, Inc.	$67,154	(14,744)	(3)	81,898		88,760	2,589	(4)	86,171
Add: Depreciation and amortization	127,572	-		127,572		135,684	-		135,684
Less: Capital expenditures	(45,496)	-		(45,496)	(5)	(54,739)	-		(54,739)
Free cash flow	$149,230	(14,744)		163,974		169,705	2,589		167,116

Free cash flow	$149,230					169,705
Gain on asset disposition	-					(4,136)
Deferred income taxes	17,249					8,357
Changes in current assets and current liabilities	33,031					(12,277)
Increase in other noncurrent assets	(306)					(789)
Decrease in other noncurrent liabilities	(2,779)					(2,790)
Retirement benefits	(23,497)					5,474
Excess tax benefits from share-based compensation	(335)					(19)
Other, net	12,078					11,946
Add: Capital expenditures	45,496					54,739
Net cash provided by operating activities	$230,167					230,210

NONRECURRING ITEMS
      (1) - Includes integration costs associated with pending acquisition of EMBARQ ($6.9 million) and settlement loss related to Supplemental Executive Retirement Plan, including revenue impact ($6.7 million).

(2) - Revenue impact of settlement loss related to Supplemental Executive Retirement Plan.
(3) - Includes (i) $6.7 million income tax expense due to the nondeductible portion of settlement payments related to the Supplemental Executive Retirement Plan; (ii) $5.0 million after-tax charge associated with our $800 million bridge credit facility related to the EMBARQ acquisition; (iii) $4.7 million after-tax impact of integration costs associated with pending acquisition of EMBARQ and (iv) $4.1 million after-tax impact of settlement loss related to Supplemental Executive Retirement Plan, including revenue impact.

These unfavorable items were partially offset by $5.8 million income tax benefit caused by a reduction to our deferred tax asset valuation allowance.
(4) - Gain on the sale of a nonoperating investment, net of tax.
(5) - Includes $6.4 million of capital expenditures related to the integration of EMBARQ. Excluding these costs, free cash flow was $170.4 million for the three months ended March 31, 2009.